                               CONSENT OF COUNSEL


                        Warburg, Pincus Fixed Income Fund


                  We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 14 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-12343, Investment Company Act File No. 811-5039) of Warburg, Pincus Fixed Income Fund (the "Fund") under the caption "Independent Accountants and
Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.

                                                   /s/Willkie Farr & Gallagher
                                                   ---------------------------
                                                      Willkie Farr & Gallagher

February  11, 1997
New York, New York